EXHIBIT 99.1

News Release

Contact: Mike Skelton, 603-634-3270, michael.skelton@nu.com

For Immediate Release:

Northern Pass secures key approval from ISO New England

Grid Operator Finds Clean Energy Project Can Reliably Interconnect to New England

Manchester, NH (December 31, 2013) The Northern Pass, a proposed transmission line carrying low-cost renewable hydroelectric power to New Hampshire and New England, today cleared a major regulatory milestone by securing “I.3.9 approval” by ISO New England, the operators of the region’s power grid .

“We are pleased with ISO New England’s findings on this issue as it’s the culmination of years of hard work by our project team,” said Mike Skelton, Northern Pass spokesperson. “We look forward to continuing this progress as the federal and state permitting processes continue in 2014.”

The I.3.9 process determines whether Northern Pass can reliably interconnect with the New England grid. By approving the project’s I.3.9 application, ISO New England determined Northern Pass will have no significant, adverse effect on the reliability or operating characteristics of the regional energy grid and its participants. All energy projects must secure this approval in order to be connected to the regional power grid.

ISO New England I.3.9 Northern Pass Approval Letter

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For more information about The Northern Pass, please visit: northernpass.us.

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